Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Post Effective Amendment No. 1 to the Registration Statement on Form S-3 (333-268117) and related Prospectus of Allogene Therapeutics, Inc. for the registration of common stock and other securities and to the incorporation by reference therein of our report dated February 28, 2023, except for the effects of the restatement disclosed in Note 1 of the consolidated financial statements, as to which the date is March 14, 2024, with respect to the consolidated financial statements of Allogene Therapeutics, Inc., and of our report dated February 28, 2023, except for the effect of the material weakness described in the third paragraph of that report, as to which the date is March 14, 2024, with respect to the effectiveness of internal control over financial reporting of Allogene Therapeutics, Inc. included in its Amended Annual Report (Form 10-K/A) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California

March 14, 2024